Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 30, 2017, between Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), and Alliance Apex, LLC, a California limited liability company (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and if applicable, Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

AUTHORIZATION AND DEFINITIONS

1.1           Authorization and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), the Company will sell and issue to the Purchaser its convertible promissory note in the original principal amount of Four Million Nine Hundred Ninety Thousand Dollars ($4,990,000.00) (the “Original Principal Amount”) and bearing interest at a rate of six percent (6%) per annum (the “Note”), substantially in the form attached hereto as Exhibit “A” and incorporated herein by this reference, and the Purchaser will purchase and pay for the Note. The Note shall be purchased at face value (ie. the Original Principal Amount). Under certain conditions as provided for therein, the Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Shares”), at a conversion price of Ten Dollars and No Cents ($10.00) per share, subject to adjustment for stock splits, stock dividends, reclassifications and other similar recapitalization transactions that occur after the date of this Agreement.

1.2           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.2:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Closing” means the closing of the purchase and sale of the Note pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Note, in each case, have been satisfied or waived.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time equity securities, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any incentive or stock or option plan duly adopted for such purpose, by the Board of Directors or a committee of the Board of Directors established for such purpose and the Company’s stockholders within one year of the plan’s adoption by the Board of Directors; (b) securities upon the exercise or exchange of or conversion of any Shares issuable upon conversion of the Note hereunder and under the Note and/or any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities; (c) shares of Common Stock or Common Stock Equivalents to employees or consultants approved by the Board of Directors or a committee of the Board of Directors; and (d) securities issued primarily for noncash consideration pursuant to acquisitions or strategic transactions, approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and which strategic transactions shall include but not be limited to transactions with physicians, or any Affiliates of such Person.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(e).

“Liens” means any liens, charges, pledges, or security interests.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 2 -

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“National Trading Market” means the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE MKT or the New York Stock Exchange (or any successors to any of the foregoing).

“Note” shall have the meaning ascribed to such term in Section 1.1.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the OTC marketplace maintained by the OTC Markets Group Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(e).

“Securities Act” has the meaning set forth in the Recitals.

“Share” and “Shares” shall have the meaning ascribed to such term in Section 1.1.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Note purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States dollars and in immediately available funds. The Subscription Amount shall be equal to the Original Principal Amount.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTC Pink, OTCQB or OTCQX (or any successors to any of the foregoing).

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 3 -

“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Pacific Stock Transfer, Inc., the current transfer agent of the Company, with a mailing address of 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1           Closing. On the Closing Date, subject to the terms and conditions set forth herein, (a) the Company shall sell, and the Purchaser shall purchase, the Note, for an aggregate purchase price of the Original Principal Amount; (b) the Purchaser shall deliver to the Company immediately available funds equal to the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser; (c) the Company shall deliver the Note to the Purchaser; and (d) the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company or such other location, including virtually, as the parties shall mutually agree.

2.2           Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)         the original Note executed by the Company; and

(iii)        a secretary’s certificate from the Company certifying resolutions of the Company’s board of directors authorizing this Agreement and the transactions contemplated herein.

(b)          On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)          this Agreement duly executed by the Purchaser;

(ii)         the Note executed by the Purchaser, provided that there shall be only one (1) original executed Note which shall be retained solely by the Purchaser; and

(iii)        the Purchaser’s Subscription Amount in cash or wire transfer, in immediately available funds;

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 4 -

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv)         a copy of the fully-executed Amendment to Agreement and Plan of Merger dated as of March 30, 2017, by and among Apollo Medical Holdings, Inc., a Delaware corporation, Apollo Acquisition Corp., a California corporation, Network Medical Management, Inc., a California corporation, and Kenneth Sim, M.D.;

(b)          The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)         there shall have been prior to the Closing no Material Adverse Effect with respect to the Company since the date hereof;

(v)          from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Trading Market; and

(vi)          Purchaser shall have received a guaranty, in form and substance satisfactory to it, from Network Medical Management, Inc., guaranteeing repayment of the Note.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 5 -

REPRESENTATIONS AND WARRANTIES

2.4           Representations and Warranties of the Company. Except as set forth in any schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a)          Organization and Qualification. The Company and each of its material subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 (“Material Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Material Subsidiary is in material violation or material default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Material Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Material Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 6 -

(c)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Material Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) constitute a material default (or an event that with notice or lapse of time or both would become such a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Material Subsidiary, any material agreement filed by the Company with its SEC Reports (as defined below), or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Material Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any property or asset of the Company or a Material Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Company’s SEC Reports and other than any violation or breach that would not, individually or in the aggregate, constitute a Material Adverse Effect, the Company is not in violation or breach of any provision of any other agreement, indebtedness, mortgage, indenture, or contract applicable to Company.

(d)          Issuance of the Shares upon Conversion of the Note. The Shares issuable upon conversion of the Note have been duly authorized and reserved against issuance, and if and when issued in accordance with the terms of this Agreement and the Note, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement and under applicable securities laws. Based in part on the accuracy of the representations and warranties of the Purchaser in this Agreement and the Note, the Shares issuable upon conversion of the Note will be issued in compliance with all applicable Federal and state securities laws.

(e)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries and affiliates as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 7 -

(f)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to an Exempt Issuance.

(g)          Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Purchaser as contemplated hereby or the issuance of the Shares issuable upon conversion of the Note by the Purchaser.

(h)          No Disqualification Events.  With respect to the Note being offered and sold hereunder, if in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 8 -

(i)          Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(j)          Brokers and Finders Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(k) Litigation. Except as disclosed in the Company’s SEC Reports, there are no actions, investigations, suits or proceedings pending or, to the knowledge of Company, threatened, at law, in equity or in arbitration, before any court, other governmental authority, arbitrator or other Person, (i) against or affecting the Company or any of its respective properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, the other Transaction Documents or any of the transactions contemplated hereby or thereby.

2.5           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 9 -

(b)          Own Account. The Purchaser understands that the Note, and any Shares issuable upon conversion of the Note, are “restricted securities”, and have not been, are not being, and the Purchaser expects will not be, registered under the Securities Act or any applicable state securities law, except as otherwise provided herein or in the Note. The Purchaser further understands that any sale of the Shares issuable upon conversion of the Note made in reliance on Rule 144 will be subject to the requirements of Rule 144(i) because the Company was previously an issuer described in paragraph (i)(1)(i) of Rule 144. The Purchaser is acquiring the Note, and will be acquiring any Shares issuable upon conversion of the Note, as principal for its own account and not with a view to or for distributing or reselling the Note or such Shares, or any part thereof, in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any portion of the Note or any Shares issuable upon conversion of the Note in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of any portion of the Note or the Shares issuable upon conversion of the Note in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Note, and will be acquiring the Shares issuable upon conversion of the Note, in the ordinary course of its business.

(c)          Purchaser Status. At the time the Purchaser was offered the Note, either (i) it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 under the Securities Act and as described on Schedule 1 hereto and incorporated herein by this reference; or (ii) if the Purchaser was formed for the purpose of purchasing and holding the Note, each of its equity holders was, and as of the date hereof is, an “accredited investors as defined in Rule 501 under the Securities Act and as described on Schedule 1 hereto and incorporated herein by this reference.

(d)          Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note and the Shares issuable upon conversion of the Note, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Note and the Shares issuable upon conversion of the Note and, at the present time, is able to afford a complete loss of such investment.

(e)          General Solicitation. The Purchaser is not purchasing the Note as a result of any advertisement, article, notice or other communication regarding the Note or any other securities of the Company published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including short sales, of any securities of the Company during the period commencing as of the earliest time that the Purchaser first discussed the terms or received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement and/or to the Purchaser’s members, managers, attorneys, representatives and agents, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 10 -

(g)          Access to Information.  The Purchaser acknowledges that it has had the opportunity to review the SEC Reports and any Disclosure Schedules and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and the merits and risks of investing in the Note and any Shares; (ii) access to information about the Company and its subsidiaries and consolidated affiliates and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser had the opportunity to seek such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Note.

(h)          No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note or any Shares issuable upon conversion of the Note or the fairness or suitability of the investment in the Note or any Shares issuable upon conversion of the Note nor have such authorities passed upon or endorsed the merits of the offering of the Note or any Shares issuable upon conversion of the Note.

ARTICLE III. OTHER AGREEMENTS OF THE PARTIES

3.1           Transfer Restrictions.

(a)          The Note, and any Shares issuable upon conversion of the Note, may only be disposed of in compliance with federal and applicable state securities laws. In connection with any transfer of securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of the Transaction Documents.

(b)          Subject to Section 4.5 below, the Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on the Note and any certificates or statements evidencing the Shares issuable upon conversion of the Note, in substantially the following form:

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 11 -

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)          The Purchaser covenants and agrees with the Company that the Purchaser will sell the Note and any Shares issuable upon conversion of the Note pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if any of the Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

3.2           Use of Proceeds. The Company shall use the net proceeds from the sale of the Note hereunder for general working capital purposes, which may include acquisitions.

3.3           Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including short sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and any Disclosure Schedules.

3.4           Securities Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption, or qualify the Note for sale to the Purchaser at the Closing under applicable securities or “blue sky” laws of the states of the United States.

3.5           Registration Rights.

(a)	Demand Registration.

(i) Subject to the conditions of this Section 4.5(a), if the Company shall receive at any time or from time-to-time on or after January 1, 2018, one or more written requests from the Purchaser that the Company file a registration statement under the Securities Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities (as defined in Section 4.5(b)(i)), then the Company shall effect as soon as practicable, and in any event within sixty (60) days following the receipt of such written request(s), the registration under the Securities Act of all Registrable Securities that the Purchaser requests to be registered, subject to the limitations of Section 2(b)(ii). For the avoidance of doubt, the Purchaser’s demand registration rights pursuant to this Section 4.5(a) shall apply to each such written request made by the Purchaser hereunder.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 12 -

(ii) If the Purchaser intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 4.5(a)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to the Purchaser. In such event, the right of the Purchaser to include its Registrable Securities in such registration shall be conditioned upon the Purchaser’s participation in such underwriting and the inclusion of the Purchaser’s Registrable Securities in the underwriting to the extent provided herein. If the Purchaser proposes to distribute its Registrable Securities through such underwriting, it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 4.5, if the underwriter advises the Purchaser in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be reduced accordingly.

(iii) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4.5(a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 4.5(b) hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be effective.

(b)	Issuer Registration.

(i)          If, at any time or from time-to-time, the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities in connection with an employee benefit plan on Form S-8 or a successor registration form, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration relating to a Rule 145 transaction or a registration on any form that does not permit secondary sales) (each, an “Offering”), in each instance, the Company shall, at such time, promptly give the Purchaser written notice of such proposed registration. Upon the written request of the Purchaser given within twenty (20) days after mailing of such notice, the Company shall, subject to the provisions of Section 4.5(b)(v), include in the registration statement the securities that the Purchaser has requested to be registered (“Registrable Securities”). For the avoidance of doubt, the Purchaser’s registration rights pursuant to this Section 4.5(b) shall apply to each such Offering.

(ii)         Whenever required under this Section 4.5(a) and/or (b) to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 13 -

(A)         Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller thereof set forth in such registration statement;

(B)         Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and

(C)         Notify the holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(iii)         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.5 with respect to the Registrable Securities of the selling holder that such holder shall furnish to the Company such information (as reasonably determined by the Company) regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder’s Registrable Securities.

(iv)         The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 4.5 for the holder, including, without limitation, all registration, filing and qualification fees, printer and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling holder, but excluding underwriting discounts and commissions relating to Registrable Securities.

(v)         In connection with any offering involving an underwriting of shares of the Company’s securities, the Company shall not be required to include any of the holder’s securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters and/or the Board of Directors, acting in good faith, determine in its and/or their sole and absolute discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities requested by the Purchaser to be included in such offering, exceeds the amount of securities sold other than by the Company that the underwriters and/or the Board of Directors determine in its and/or their discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that amount of such securities, including Registrable Securities, which the underwriters and/or the Board of Directors determine in its or their discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall the amount of securities of the selling holders included in the offering be reduced unless securities of all other selling stockholders are excluded entirely or such offering is the initial public offering of the Company. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate number of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder”, as defined in this sentence.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 14 -

(vi)         No holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.5.

ARTICLE IV. INDEMNIFICATION

4.1           Indemnification.

(a)          The Company shall indemnify and hold harmless the Purchaser, its Affiliates, and their respective directors and officers, and each Person, if any, who controls the Purchaser or any of its Affiliates (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ and accountants’ fees, disbursements and expenses, as incurred) (collectively, “Losses”) incurred by such Person entitled to indemnification hereunder arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement.

(b)          The Purchaser shall indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all Losses incurred by such Person entitled to indemnification hereunder arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 15 -

4.2           Method of Asserting Indemnification for Third Party Claims. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this ARTICLE V except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all indemnified parties selected by such parties (which selection shall be reasonably satisfactory to the indemnifying party), in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this ARTICLE V. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

4.3           Method of Asserting Indemnification for Other Claims. In the event any indemnified party should have a claim under Section 5.1 against the indemnifying party that does not involve a third party claim, the indemnified party shall deliver a written notification of a claim for indemnity under Section 5.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the indemnifying party. The failure by any indemnified party to give the Indemnity Notice shall not impair such party’s rights under Section 5.1 except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure.

4.4           Limitations on Indemnification. The maximum amount that the Company or the Purchaser can recover for Losses pursuant to this ARTICLE V for breaches of representations and warranties shall not in the aggregate exceed the Subscription Amount. The maximum amount that the Company or the Purchaser can recover for Losses pursuant to this ARTICLE V for breaches of covenants shall not in the aggregate exceed the sum of (i) the Subscription Amount plus (ii) an amount equal to twenty percent (20%) per annum of the Subscription Amount, which amount shall compound on each anniversary of the Closing Date and shall be treated under clause (i) of this Section 5.4 as part of the aggregate purchase price of the Note. Neither the Company nor the Purchaser shall have any obligation under this ARTICLE V to indemnify any Person for lost profits or for indirect, incidental, punitive, special or exemplary damages. The indemnification provided in this ARTICLE V shall be the sole and exclusive remedy for monetary damages available to the Company and the Purchaser for matters for which indemnification is provided under this ARTICLE V.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 16 -

ARTICLE V.

MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by either party by written notice to the other party if the Closing has not been consummated on or before March 31, 2017.

5.2           Fees and Expenses. At the Closing, the Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby and related hereto. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of the Note to the Purchaser.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or electronic mail address, respectively, set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or electronic mail address, respectively, set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 17 -

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers the Note or any of the Shares issuable upon conversion of the Note, provided that such transferee agrees in writing to be bound, with respect to the transferred Note or Shares, as the case may be, by the provisions of the Transaction Documents that apply to the Purchaser.

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Los Angeles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 18 -

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14         Company Legal Representation. Each party hereto acknowledges that the Company has retained SEC Law Firm (“SEC Law”) to represent it and its Affiliates in connection with this Agreement and the transactions described herein, and that no other party has relied on SEC Law for legal counsel in connection with this Agreement and the transactions described herein.

5.15         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

5.16         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 19 -

5.17         Public Announcements. The parties agree that all press releases or public announcements regarding this Agreement and the transaction contemplated herein shall be prepared in accordance with all applicable laws and regulations, including without limitation Federal securities laws and the Rules and Regulations of the Commission, and with both parties’ consent, except that the Company may make such filings that the Company or its counsel believes that the Company is required to make with the Commission without the Purchaser’s consent.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first above written.

[SIGNATURE PAGES FOLLOW]

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 20 -

[COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

APOLLO medical HOLDINGS, Inc.		Address for Notice:

By:	/s/ Warren Hosseinion	Fax: (818) 844-3887
	Name: Warren Hosseinion	E-Mail: warrenhoss@apollomed.net
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

SEC Law Firm

11693 San Vicente Boulevard, Suite 357

Los Angeles, California 90049

Attention: Lance Jon Kimmel, Esq.

Fax: (310) 388-1320

E-Mail: lkimmel@seclawfirm.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR THE PURCHASER FOLLOWS]

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 21 -

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser: Alliance Apex, LLC

Signature of Authorized Signatory of Purchaser:	/s/ Linda Dong

Title of Authorized Signatory of Purchaser: Manager

Email Address of Authorized Signatory: linda.marsh@ahmchealth.com

Facsimile Number of Authorized Signatory: None

Address for Notice to Purchaser:

Address for Delivery of Note to Purchaser (if not same as address for notice):

With a copy to (which shall not constitute notice):

Tin Kin Lee, Esq.

Tin Kin Lee Law Offices

1811 Fair Oaks Avenue

South Pasadena, CA 91030

Fax: (626) 229-9820

E-Mail: tlee@tinkinlee.com

Subscription Amount: $4,990,000.00

EIN Number of Purchaser: 82-1004589

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 22 -

Exhibit “A”

THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

APOLLO MEDICAL HOLDINGS, INC.

CONVERTIBLE PROMISSORY NOTE

$4,990,000.00	March 30, 2017

FOR VALUE RECEIVED, Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay, without deduction or offset, to the order of Alliance Apex, LLC, a California limited liability company (the “Holder”), as noteholder, in lawful currency of the United States of America, at the Holder’s address determined pursuant to the notices provision below, the principal sum of Four Million Nine Hundred Ninety Thousand Dollars and No Cents ($4,990,000.00) (the “Original Principal Amount”), and to pay simple interest on the principal sum then outstanding from the date of issuance at the rate of six percent (6.0%) per annum. Subject to the provisions of this Convertible Promissory Note (this “Note”), the entire then-outstanding principal and all accrued, unpaid interest thereon, together with all other costs hereunder, if any, shall be due and payable by the Company to the Holder on (i) December 31, 2017, or (ii) the date on which the Change of Control Transaction (as defined in Section 1.2 below) is terminated, whichever occurs first (the “Maturity Date”). All computations of interest under this Note shall be made on the basis of a year of three hundred sixty-five (365) days and calculated for the actual days elapsed. Notwithstanding the foregoing, the Holder shall have the right (but not the obligation) to extend the Maturity Date at any time or from time to time, which extension, if any, shall be in writing and at the Holder’s sole and absolute discretion.

1.          MANDATORY CONVERSION.

1.1           Upon the closing, on or before the Maturity Date, of the Change of Control Transaction , the Original Principal Amount of this Note, together with all accrued and unpaid interest thereon, shall automatically be converted (a “Mandatory Conversion”) on the business day following such closing into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of Ten Dollars and No Cents ($10.00) per share, subject to adjustment for stock splits, stock dividends, reclassifications and other similar recapitalization transactions that occur after the date of this Note. For the avoidance of doubt, if the closing of the Change of Control Transaction has not occurred on or before the Maturity Date, then, the entire then-outstanding principal balance under this Note and all accrued, unpaid interest thereon, together with all other costs hereunder, if any, shall be due and payable by the Company to the Holder on the Maturity Date.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 23 -

1.2           For purposes of this Note, the “Change of Control Transaction” shall mean any consolidation, merger, reorganization, combination or similar transaction of the Company and/or any of its affiliates with or into NMM and/or any of its affiliates, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred, or a sale of all or substantially all of the assets of the Company to NMM and/or any of its affiliates occurs.

1.3           Notwithstanding any provision of this Note to the contrary, the Company shall not be obligated to repay the indebtedness hereunder or issue certificates evidencing the shares of the Company’s Common Stock issuable upon any Mandatory Conversion pursuant to Section 1.1 above unless and until this Note is either delivered to the Company or its transfer agent for cancellation, or the Holder notifies the Company or its transfer agent in writing that the Note has been lost, stolen or destroyed and executes an agreement in form and substance satisfactory to the Company, in its sole and absolute discretion, to indemnify the Company from any loss incurred by it in connection with this Note.

1.4           This Note may not be converted into shares of the Company’s Common Stock voluntarily by the Holder at any time or other than in accordance with the provisions of Section 1.1.

1.5           Notwithstanding any provision of this Note to the contrary, if the Mandatory Conversion has not occurred on or before the Maturity Date, then, the Company shall have forty-five (45) days following the Maturity Date to repay the outstanding principal, together with accrued and unpaid interest, on this Note; provided, however, that interest as provided for herein shall continue to accrue on this Note until the actual date of repayment; and moreover, repayment at such time in accordance herewith shall not be deemed to be an Event of Default under this Note.

2.          PREPAYMENT.

This Note may not be prepaid, in whole or in part, before the Maturity Date other than by and through a Mandatory Conversion pursuant to Section 1.1.

3.          EXPENSES.

The Company shall pay to the Holder all fees and expenses incurred by such Holder in enforcing its rights under this Note, whether or not litigation is commenced.

4.          TRANSFERABILITY.

This Note shall be non-transferable for the term of the Note.

5.          WAIVER OF NOTICE.

The undersigned and all endorsers, guarantors and assignors, if any, of this Note severally waive notice of default, presentation or demand for payment and protest and notice of nonpayment or dishonor.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 24 -

6.            GOVERNING LAW.

This Note shall be governed by, and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws provisions thereof.

7.            REPRESENTATIONS OF THE HOLDER.

In connection with the issuance of this Note and the shares of Common Stock issuable upon a Mandatory Conversion (collectively, the “Securities”), the Holder, by its acceptance hereof, hereby further agrees, represents and warrants as follows: (i) the Holder is acquiring the Securities solely for its own account for investment and not with a view to or for sale or distribution of the Securities or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof; (ii) the entire legal and beneficial interest of the Securities is being purchased for the account of the Holder; (iii) the Holder either (a) has a prior business and/or personal relationship with the Company and/or its officers and directors, or (b) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company, and who are not compensated by the Company, has the capacity to protect its own interests in connection with the purchase of the Securities; (iv) the Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act and (v) the transaction under which the Holder is purchasing the Securities has not been registered under the Act, and the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.

8.            DEFAULT; REMEDIES.

(a)          Event of Default Defined. The occurrence of any of the following events or conditions shall constitute an event of default hereunder (each, an “Event of Default”):

(i) the Company shall fail to make when due any payments on this Note;

(ii) any breach of a representation or warranty of the Company contained in this Note and/or that certain Securities Purchase Agreement dated as of March 30, 2017, between the Company and the Holder (the “Purchase Agreement”), which remains uncured after fifteen (15) business days from the written notice thereof and which breach shall have a material adverse effect on (A) the financial condition of the Company or (B) the ability of the Company to perform under its obligations this Note and/or the Purchase Agreement;

(iii) any default in the material observance or performance by the Company of any covenant or agreement contained in this Note and/or the Purchase Agreement which default remains uncured after fifteen (15) business days after written notice thereof and which default shall have a material adverse effect on (A) the financial condition of the Company or (B) the ability of the Company to perform under its obligations this Note and/or the Purchase Agreement;

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 25 -

(iv) the Company shall: (A) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of his debts, or any other relief under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (B) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (C) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of all or a substantial part of his property; (D) make an assignment for the benefit of creditors; (E) be unable or shall fail to pay his debts generally as such debts become due; and

(v) there occurs (A) a filing or issuance against the Company of an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; (B) the involuntary appointment of a receiver, liquidator, custodian or trustee of the Company or for all or a substantial part of its property; or (C) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of the Company and such shall not have been discharged (or provision shall not have been made for such discharge), or stay of execution thereof shall not have been procured, within sixty (60) days from the date of entry thereof.

(b)          Acceleration. If an Event of Default occurs under Section 9(a), then the entire outstanding principal and all accrued and unpaid interest shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the holder, by written notice to the Company, may declare the outstanding principal and interest under this Note to be immediately due and payable.

(c)          Remedies.

(i) Upon the occurrence of an Event of Default, the Holder may avail itself of any legal or equitable rights which the Holder may have at law or in equity or under this Note, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in Section 9(b). The remedies of the Holder as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of the holder, and may be exercised as often as occasion therefor shall arise.

(ii) Forbearance by the Holder to exercise its rights with respect to any failure or breach by the Company shall not constitute a waiver of the right as to the same or any subsequent failure or breach, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. The Holder shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by the Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of the Holder.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 26 -

(d)          Default Rate. After maturity (by acceleration or otherwise), the unpaid balance (both as to principal and unpaid pre-maturity interest) shall bear interest at a default rate equal to the lesser of (a) three percent (3%) over the rate of interest in effect immediately prior to maturity or (ii) the then maximum legal rate allowed under the laws of the State of California.

(e)          Costs of Collection. If the Holder exercises its acceleration rights pursuant to this Note, in addition to the payment of principal and accrued interest thereon, the Company shall pay all costs of collection incurred by the Holder, including reasonable attorney’s fees incurred in connection with the Holder’s reasonable collection efforts, whether or not suit on this Note or other proceeding is filed or initiated. Any and all of such costs shall be payable on demand.

(f)          Continuing Liability. Following the occurrence of an Event of Default, the Company’s liability under this Note shall not be affected by the Holder’s pursuit or non-pursuit of any one or more its rights, powers or remedies (including, without limitation, its option to accelerate the payment of this Note), regardless of the order in which or the extent to which the Holder may pursue any of such rights, powers or remedies, it being understood that the liability of the Company shall cease only upon satisfaction in full of all of the Company’s obligations arising under this Note.

9.             NOTICES. All notices to be given pursuant to this Note will be sufficient if given by personal service, or by guaranteed overnight delivery service, or by postage prepaid mailing by certified or registered mail with return receipt requested, to the parties as set forth below, or to such other address as a party may request by notice given pursuant to this Section. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the day after delivery to the guaranteed overnight delivery service, or three (3) days after mailing certified or registered mail. However, any failure to give notice in accordance with the terms of this Section will not invalidate such notice if such notice was in fact in writing and actually received by the party to whom it was directed.

COMPANY:	Apollo Medical Holdings, Inc. 700 North Brand Avenue Suite 1400 Glendale, California 91203 Attention: Warren Hosseinion, M.D.

HOLDER:	Alliance Apex, LLC 1107 Fair Oaks Ave., Suite 192 South Pasadena, California 91030 Attention: Linda Dong

10.            MISCELLANEOUS. This Note shall be binding on the Company and the Company’s successors, and shall inure to the benefit of the Holders, its successors and permitted assigns, if any. Section headings are for convenience of reference only and shall not affect the interpretation of this Note. This Note embodies the entire agreement between the Company and the Holder regarding the terms of the loan evidenced by this Note and supersedes all oral statements and prior writings relating thereto. Any provision of this Note may be amended, waived or modified, only upon the written consent of the party or parties to be bound thereby. Time is of the essence in the performance of each of the Company’s obligations arising under this Note.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 27 -

This Note is executed as of the date first above written.

APOLLO MEDICAL HOLDINGS, INC. (“Company”)

By:
Name: Warren Hosseinion, M.D.
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

ALLIANCE APEX, LLC (“Holder”)
By:
Name: Linda Dong
Title: Manager

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 28 -

Schedule 1
Accredited Investors

To qualify as an accredited investor, the Purchaser must satisfy the definition of accredited investor under Rule 501(a) of the Securities Act. Generally, to be treated as an accredited investor, the Purchaser must meet one of the following tests:

(1)	A natural person (not an entity):

(a)	whose individual net worth, or joint net worth with his or her spouse, at the time of his or her purchase exceeds $1,000,000, excluding from the net worth calculation both the fair market value of that person’s primary residence and the amount of any debt secured by such residence up to its fair market value but including in that person’s liabilities the amount of any increase in the last 60 days in the debt secured by such residence (accordingly, both the portion of any debt secured by such primary residence that exceeds its fair market value and the amount of any increase in such debt in the last 60 days must be deducted, without double counting, in calculating the person’s net worth), or

(b)	who had individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(2)	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”): (a) if the investment decision is made by a plan fiduciary, as defined in ERISA Section 3(21), which is (i) a bank, (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment adviser, or (b) if the plan has total assets in excess of $5,000,000, or (c) if the plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(3)	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Company being offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Company;

(4)	A trust that may be amended or revoked by its grantors, all of whom are accredited investors;

(5)	A bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

(6)	A broker or dealer registered pursuant to Section 15 of the Exchange Act;

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 29 -

(7)	An insurance company as defined in Section 2(a)(13) of the Securities Act;

(8)	An investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act;

(9)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(10)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(11)	An organization described in Section 501(c)(3) of the Internal Revenue Code (the “Code”), corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities of the Company being offered, or a plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, in any such case with total assets in excess of $5,000,000 (in case of an organization described in Code Section 501(c)(3), such total assets include endowment, annuity and life income funds and are to be determined according to the Purchaser’s most recent audited financial statements);

(12)	A director or executive officer of the Company; or

(13)	An entity in which all the equity owners are accredited investors.

AllianceApex_SPA 3-30-17 (conformed8- K).docxexecution)	- 30 -